UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 9, 2006
Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)
1-16427
(Commission File Number)

Georgia	37-1490331

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s Telephone Number, Including Area Code: (904) 854-8100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 9, 2006, Fidelity National Information Services, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc., as Underwriter (the “Underwriter”) and certain shareholders of the company named therein (the “Selling Shareholders”), relating to the sale by the Selling Shareholders of an aggregate of 5,546,600 shares of the Company’s common stock, par value $0.01 per share. The offering is scheduled to close on November 15, 2006, subject to customary closing conditions. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this report. The Underwriting Agreement is filed with reference to and is hereby incorporated by reference into the automatically effective Registration Statement on Form S-3ASR (File No. 333-131593) of the Company filed with the Securities and Exchange Commission on February 6, 2006.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 9, 2006, among Fidelity National Information Services, Inc., Bear, Stearns & Co. Inc. and the selling shareholders named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: November 15, 2006	By:	/s/ Jeffrey S. Carbiener
		Name:	Jeffrey S. Carbiener
		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated as of November 9, 2006, among Fidelity National Information Services, Inc., Bear, Stearns & Co. Inc. and the selling shareholders named therein.

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